Exhibit 5.1
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                   OPINION OF BERLACK, ISRAELS & LIBERMAN LLP
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                 [LETTERHEAD OF BERLACK, ISRAELS & LIBERMAN LLP]



                                       August 30, 2001


Steven Madden, Ltd.
52-16 Barnett Avenue
Long Island City, NY 11105

Ladies and Gentlemen:

         We have acted as counsel for Steven Madden, Ltd., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-8 ("Registration Statement") being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), covering an aggregate of 625,000 shares (the "Shares") of the Company's Common Stock, $.0001 par value ("Common Stock"), all of which are issuable under the Company's 1999 Stock Plan, as amended (the "Stock Plan").

         In that connection, we have examined the Certificate of Incorporation and the By-Laws of the Company, the Registration Statement, the Stock Plan, and such other instruments and documents as we have deemed relevant under the circumstances.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records of the Company include all corporate proceedings taken by the Company to date.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, when issued and paid for as described in the Stock Plan or stock option agreements issued pursuant to the Stock Plan, as the case may be, will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as herein set forth as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ BERLACK, ISRAELS & LIBERMAN LLP
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                                       BERLACK, ISRAELS & LIBERMAN LLP